Exhibit 8.2

Cravath, Swaine & Moore llp

JOHN W. WHITE	DANIEL SLIFKIN

Worldwide Plaza
825 Eighth Avenue
New York, NY 10019-7475

TELEPHONE: +1-212-474-1000
FACSIMILE: +1-212-474-3700

CITYPOINT
ONE ROPEMAKER STREET
LONDON EC2Y9HR
TELEPHONE: +-44-20-7453-1000
FACSIMILE: +-44-20-7860-1150

		PAUL H. ZUMBRO	JOHNNY G. SKUMPIJA
EVAN R. CHESLER	ROBERT I. TOWNSEND, III	JOEL F. HEROLD	J. LEONARD TETI, II
KRIS F. HEINZELMAN	WILLIAM J. WHELAN, III	ERIC W. HILFERS	D. SCOTT BENNETT
PHILIP A. GELSTON	PHILIP J. BOECKMAN	GEORGE F. SCHOEN	TING S. CHEN
RICHARD W. CLARY	ROGER G. BROOKS	ERIK R. TAVZEL	CHRISTOPHER K. FARGO
JAMES D. COOPER	WILLIAM V. FOGG	CRAIG F. ARCELLA	KENNETH C. HALCOM
STEPHEN L. GORDON	FAIZA J. SAEED	TEENA-ANN V. SANKOORIKAL	DAVID M. STUART
DANIEL L. MOSLEY	RICHARO J. STARK	ANDREW R. THOMPSON	JONATHAN L. DAVIS
ROBERT H. BARON	THOMAS E. DUNN	DAMIEN R. ZOUBEK	AARON M. GRUBER
KEVIN J. GREHAN	MARK I. GREENE	LAUREN ANGELILLI	O. KEITH HALLAM, III
C. ALLEN PARKER	DAVID R. MARRIOTT	TATIANA LAPUSHCHIK	OMID H. NASAB
SUSAN WEBSTER	MICHAEL A. PASKIN	ERIC L. SCHIELE	DAMARIS HERNANDEZ
DAVID MERCADO	ANDREW J. PITTS	ALYSSA K. CAPLES	JONATHAN J. KATZ
ROWAN D. WILSON	MICHAEL T. REYNOLDS	JENNIFER S. CONWAY
CHRISTINE A. VARNEY	ANTONY L. RYAN	MINH VAN NGO
PETER T. BARBUR	GEORGE E. ZOBITZ	KEVIN J. ORSINI
SANDRA C. GOLDSTEIN	GEORGE A. STEPHANAKIS	MATTHEW MORREALE	SPECIAL COUNSEL
THOMAS G. RAFFERTY	DARIN P. MCATEE	JOHN D. BURETTA	SAMUEL C. BUTLER
MICHAEL S. GOLDMAN	GARY A. BORNSTEIN	J. WESLEY EARNHARDT	GEOGE J. GILLESPIE, III
RICHARD HALL	TIMOTHY G. CAMERON	YONATAN EVEN
JULIE A. NORTH	KARIN A. DEMASI	BENJAMIN GRUENSTEIN
ANDREW W. NEEDHAM	LIZABETHANN R. EISEN	JOSEPH D. ZAVAGLIA
STEPHEN L. BURNS	DAVID S. FINKELSTEIN	STEPHEN M. KESSING	OF COUNSEL
KEITH R. HUMMEL	DAVID GREENWALD	LAUREN A. MOSKOWITZ	MICHAEL L. SCHLER
DAVID J. KAPPOS	RACHEL G. SKAISTIS	DAVID J. PERKINS

July 6, 2016

Costamare, Inc

Ladies and Gentlemen:

We have acted as U.S. tax counsel to Costamare Inc., a Marshall Islands corporation (the “Company”), in connection with the Company’s dividend reinvestment plan (the “Plan”) established for use in connection with dividends payable after July 6, 2016. In connection with the Plan, the Company filed a Registration Statement on Form F-3 on July 6, 2016 (the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the registration of 30,000,000 of the Company’s common shares (the “Common Shares”), which represents the estimated maximum number of Common Shares that may be issued by the Company in connection with the Plan.

In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated thereunder by the U.S. Department of Treasury (the “Regulations”), pertinent judicial authorities, rulings of the Internal Revenue Service and such other authorities as we have considered relevant, in each case as in effect on the date hereof. It should be noted that the Code, Regulations, judicial decisions, administrative interpretations and other authorities are subject to change at any time, possibly with retroactive effect. A material change in any of the materials or authorities upon which our opinion is based could affect the conclusions set forth herein. There can be no assurance, moreover, that any opinion expressed herein will be accepted by the Internal Revenue Service, or if challenged, by a court.

Based upon the foregoing, although the discussion in the Registration Statement under the heading “Material United States Federal Income Tax Considerations” does not purport to discuss all possible U.S. federal income tax consequences of participation under the Plan, we hereby confirm that the statements of law (including the qualifications thereto) under such heading represent our opinion of the material U.S. federal income tax consequences of participation under the Plan, subject to certain assumptions expressly described in the Registration Statement under such heading.

We express no other opinion, except as set forth above. We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or subsequent changes in applicable law. Any changes in the facts set forth or assumed herein may affect the conclusions stated herein.

We hereby consent to the filing of this opinion with the Commission as Exhibit 8.2 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the Federal laws of the United States of America. In particular, we do not purport to pass on any matter governed by the laws of Canada.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

Costamare Inc.

7 Rue du Gabian

MC 98000

Monaco

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